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                                                                   EXHIBIT 23.2




                         INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Internet America, Inc. on Form S-8 of our report dated August 12, 1998, appearing in the Registration Statement on Form SB-2 of Internet America, Inc. (No. 333-59527) and to the incorporation by reference of our report dated April 14, 1999, appearing in the Current Report on Form 8-K/A dated April 16, 1999, of Internet America, Inc. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

         /s/ Deloitte & Touche LLP





         Dallas, Texas
         April 23, 1999